Exhibit 10.2

AMENDMENT NO. 1 TO
ADDITIONAL 2014 CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT
OF
METASTAT, INC.

THIS AMENDMENT NO. 1 TO ADDITIONAL 2014 CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT OF METASTAT, INC. (this “Amendment”), dated as of February __, 2014, is made by MetaStat, Inc., a Nevada corporation (the “Company”), and the undersigned lender (the “Lender” and, together with the Company, are sometimes referred to individually as “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, the Company and the Lender entered into an Additional 2014 Convertible Note and Warrant Purchase Agreement on January 14, 2014 (the “Purchase Agreement”) whereby the Company issued to the Lender a convertible promissory note; and

WHEREAS, the Company and the Lender desire to amend certain provisions of the Purchase Agreement, as amended by this Amendment, as described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AMENDMENT

1. Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2. Amendments to Purchase Agreement.

(a) The first recital to the Purchase Agreement is hereby deleted and the following shall be substituted in lieu thereof:

“A.           On the terms and subject to the conditions set forth herein, Lenders are willing to purchase from Company and Company is willing to issue and sell to Lenders, Additional 2014 Convertible Promissory Notes in the principal amount of up to One Million Two Hundred Fifty Thousand Dollars ($1,250,000), substantially in the form attached hereto as Exhibit A (each a “Additional 2014 Note” and collectively, the “Additional 2014 Notes”);”

(b)           The penultimate sentence of Section 2 of the Purchase Agreement is hereby deleted and the following shall be substituted in lieu thereof:

“After the Initial Closing, the Company may conduct any number of additional closings (each, an “Additional Closing”) until $1,250,000 principal amount of Additional 2014 Notes have been issued and sold to the Lenders.”

3. Ratification.  Except as expressly amended hereby, all of the terms, provisions and conditions of the Purchase Agreement are hereby ratified and confirmed in all respects by each Party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

4. Entire Agreement.  This Amendment, the Additional 2014 Note (as amended) and the Purchase Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the Parties with respect thereto.

5. Conflicting Terms.  In the event of any inconsistency or conflict between the Purchase Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

6. Amendments.  No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing by all Parties hereto.

7. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

8. Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

9. Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Additional 2014 Convertible Note and Warrant Purchase Agreement as of the date set forth above.

COMPANY:

METASTAT, INC.

By:
Name: Oscar L. Bronsther
Title: Chief Executive Officer

LENDER:

[_________________]
By:
Name:
Title: